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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 September 1, 2001

MOUNTAIN BANK HOLDING COMPANY
(Exact name of registrant as specified in its charter)

WASHINGTON
(State or other jurisdiction of incorporation)

0-28394 (Commission File Number)	91 -1602736 IRS Employer Identification No.

501 Roosevelt Avenue
Enumclaw, Washington 98022
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (360) 825-0100

Item 4—Changes in Registrant's Certifying Accountant

  a)
  On September 4, 2001 the Company was notified that McGladrey & Pullen, LLP had acquired the attest assets and practice of the Registrant's independent auditors Knight Vale & Gregory PLLC and that Knight Vale & Gregory PLLC would no longer be the auditor for the Registrant. McGladrey & Pullen, LLP has been engaged as the Registrant's new auditor.

  b)
  The auditor's reports from Knight Vale & Gregory PLLC for the Registrant's past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

  c)
  The decision to engage McGladrey & Pullen, LLP was recommended by the Audit Committee and approved by the Board of Directors.

  d)
  During the Registrant's two most recent fiscal years and the subsequent interim period preceding the change, there have been no disagreements with Knight Vale & Gregory PLLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

  e)
  The Registrant has requested Knight Vale & Gregory PLLC to furnish a letter addressed to the Commission stating whether it agrees with the statements made in this Item. Such letter is included in an exhibit to this Form 8-K.

Item 7—Financial Statements and Exhibits

  (a)
  Exhibits:

  (99)
  Letter from Knight Vale & Gregory PLLC.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Dated: September 7, 2001.

MOUNTAIN BANK HOLDING COMPANY

By:	/s/ ROY T. BROOKS Roy T. Brooks President and Chief Executive Officer

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SIGNATURES